UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 1, 2004

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529
Houston, TX	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Item 7.01. Regulation FD Disclosure.

On September 1, 2004 we issued press releases entitled “Oceaneering to Present at Lehman Brothers CEO Energy Conference” and “Oceaneering to Present at Morgan Keegan Equity Capital Markets Conference.”

The text of each press release follows.

Oceaneering to Present at Lehman Brothers CEO Energy Conference

September 1, 2004 — Houston, Texas — Oceaneering International, Inc. (NYSE:OII) announced that John Huff, Chairman and Chief Executive Officer will present at the Lehman Brothers CEO Energy Conference in New York City on Wednesday, September 8, 2004 at 1:05 p.m. EDT.

The presentation will be webcast live over the Internet at
http://customer.nvglb.com/LEHM002/090704a_rk/default.asp?entity=OceaneeringInternational . An archived replay will be available for two weeks following the conference. The presentation will also be available at Oceaneering’s website, www.oceaneering.com — click on Shareholder Information then Company Presentations and Interviews.

Oceaneering is an advanced applied technology company that provides engineered services and hardware to Customers who operate in marine, space, and other harsh environments. Oceaneering’s services and products are marketed worldwide to oil and gas companies, government agencies, and firms in the telecommunications, aerospace, and marine engineering and construction industries.

For further information, please contact Jack Jurkoshek, Manager Investor Relations, Oceaneering International, Inc., 11911 FM 529, Houston, Texas 77041; Telephone 713-329-4670; Fax 713-329-4653; www.oceaneering.com; E-Mail investorrelations@oceaneering.com.

Oceaneering to Present at Morgan Keegan Equity Capital Markets Conference

September 1, 2004 — Houston, Texas — Oceaneering International, Inc. (NYSE:OII) announced that John Huff, Chairman and Chief Executive Officer will present at the Morgan Keegan Equity Capital Markets Conference in New Orleans, LA on Thursday, September 9, 2004 at 11:10 a.m. CDT.

The presentation will be webcast live over the Internet at http://www.wsw.com/webcast/mk8/oii . An archived replay will be available for two weeks following the conference. The presentation will also be available at Oceaneering’s website, www.oceaneering.com — click on Shareholder Information then Company Presentations and Interviews.

Oceaneering is an advanced applied technology company that provides engineered services and hardware to Customers who operate in marine, space, and other harsh environments. Oceaneering’s services and products are marketed worldwide to oil and gas companies, government agencies, and firms in the telecommunications, aerospace, and marine engineering and construction industries.

For further information, please contact Jack Jurkoshek, Manager Investor Relations, Oceaneering International, Inc., 11911 FM 529, Houston, Texas 77041; Telephone 713-329-4670; Fax 713-329-4653; www.oceaneering.com; E-Mail investorrelations@oceaneering.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.
Date: September 1, 2004	By:	/s/ MARVIN J. MIGURA
Marvin J. Migura
Senior Vice President and Chief Financial Officer (Principal Financial Officer)